Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of First National Corporation of our report dated March 31, 2021, relating to the consolidated financial statements of The Bank of Fincastle and subsidiary, appearing in the Registration Statement on Form S-4.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Roanoke, Virginia
April 12, 2021